CONSENT OF INDEPENDENT AUDITOR




We consent to the incorporation by reference in Post-Effective Amendment No. 88 to the Registration Statement of Franklin Equity Fund on Form N-1A File Nos. 2-10103 of our report dated August 5, 1998 on our audit of the financial statements and financial highlights of Franklin Equity Fund, which report is included in the Annual Report to Shareholders for the year ended June 30, 1998, which is incorporated by reference in the Registration Statement.


                  /s/ PricewaterhouseCoopers LLP
                      PricewaterhouseCoopers LLP



San Francisco, California
December 18, 1998